Exhibit 10.3.1
AMENDMENT TO LEASE AGREEMENT
THIS AMENDMENT TO LEASE AGREEMENT is made as of the 27th day of November, 2006 by and between Wells Fargo Financial, Inc., (“Lessor”) and Federal Home Loan Bank of Des Moines, (“Lessee”).
WITNESSETH:
WHEREAS, Lessor and Lessee entered into a lease (the “Lease”) dated April 27, 2004, for certain Premises located on a portion of the 2nd floor, entire 3rd floor and a portion of the basement area, (“the Premises”) in the building known as Wells Fargo Financial, Northstar Building, 801 Walnut Street, Des Moines, Iowa 50309 (the “Building”);
WHEREAS, unless specifically defined herein, the capitalized terms used in this Amendment to Lease Agreement (the “Amendment”) will have the meaning defined in the Lease;
WHEREAS, said Landlord and Tenant wish to amend said Lease Agreement in the manner and to the extent hereinafter set forth.
NOW, THEREFORE, for and in consideration of the covenants and agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant agree as follows:
Said Lease is hereby amended, upon the same terms and conditions as set forth and contained in said Lease and all subsequent renewals, extensions and modifications thereof in the following manner:
1. Page 1, Basic Lease Provisions, Item #4 - Area of Premises: The total rentable area of the Premises is 43,453.55 square feet situated on the entire third floor and a portion of both the second floor and basement, as more particularly described in Exhibits “A”, attached hereto, and made a part hereof.
2. Page 1, Basic Lease Provisions, Item #5 - Lessee’s Proportionate Share: Lessee’s Proportionate Share has been determined to be 14%, subject to adjustment as outlined on Page 3, Section 4 (b) of said Lease Agreement. This percentage is the same as the square footage of the Premises divided by the total leaseable square footage of the property.
3. Page 1, Basic Lease Provisions, Item #6 - Commencement Date of Lease: The effective date of said Lease Agreement (the “Effective Date”) is November 1, 2006.
4. Page 1, Basic Lease Provisions, Item #8, Rent Commencement Date: This provision shall be revised to reflect a Rent Commencement Date of January 1, 2007.
5. Corporate Authority: Lessor and Lessee affirm and covenant that each has the authority to enter into this Amendment, to abide by the terms hereof and that the signatories hereto are authorized representatives of the entities empowered by their respective corporations to execute this Amendment.
6. Except as expressly amended or modified herein, all other terms, covenants and conditions of the Lease shall remain in full force and effect.
7. Notwithstanding anything contained in this Lease to the contrary, or any applicable law, the person or persons executing this Lease on behalf of the Lessor shall incur no personal liability with respect to Lessor’s performance under the Lease and Lessee, and any heirs or assigns or any agent, employee or persons representing Lessee, shall not pursue any legal action against the individual signing this lease amendment.
IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment by their duly authorized representatives as of the day and year above written.

LESSOR:
WELLS FARGO FINANCIAL, INC.

By:

Wyetta Hammer
Vice President
LESSEE:
FEDERAL HOME LOAN BANK OF DES MOINES

By:

11-22-2006

11/22/06